UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2016 (August 17, 2016)

HALLADOR ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Colorado	001-3473	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Yorktown Energy Partners VII, L.P. (“Yorktown VII”) advised us that it distributed 700,000 shares (about 2% of the total outstanding shares) of Hallador common stock to its general and limited partners after the close of the stock market on August 17, 2016.  After the distribution, Yorktown VII will hold 2.9 million shares (about 9.9% of the total outstanding shares) of Hallador common stock.  Yorktown Energy Partners VI, L.P. continues to own 604,904 shares (about 2.1% of the total outstanding shares) of Hallador common stock, and Yorktown Energy Partners VIII, L.P. continues to own 2,950,000 shares (about 10.1% of the total outstanding shares) of Hallador common stock. We were advised that the distributed shares could be sold immediately.

We expect that over time distributions such as these, if any, will improve our liquidity and float.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HALLADOR ENERGY COMPANY

/S/LAWRENCE D. MARTIN
Date: August 18, 2016	Lawrence D. Martin CFO